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Exhibit 23.4      Consent of Landegger & Baron





                                  June 25, 2001

To whom it may concern:

         We hereby consent to the inclusion of our opinion letter dated May 31, 2001 as Exhibit 99.2 to the Registration Statement on Form SB-2 of Centennial First Financial Services.

         Should you have any questions regarding this matter, please do not hesitate to contact me.

                                Very truly yours,

                              /s/ Heather Appleton

                                Heather Appleton

HA:cll
Enclosure
cc:      Ms. Beth Sanders (via facsimile with enclosure)